EXHIBIT 99.1

Presentation Materials
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This presentation may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected, such as decreases in oil and gas prices and/or unexpected decreases in oil and gas production, is included in the Company's periodic reports filed with the Securities and Exchange Commission.

Double Eagle Petroleum Co. is an oil and gas exploration and development company that is active primarily in the Rocky Mountains.

The Company's production and activity has grown dramatically in the past twelve months. Production has doubled since August 2001 and the Company projects that it will be involved in the drilling of 74 wells (net 22) this year as compared 30 wells (net 1.5) last year. The Company will discuss the plans to drill additional wells at Pinedale Anticline, Cow Creek Field, Doty Mountain, Christmas Meadows, South Fillmore and our progress on other prospects.

The information presented for 2002 is based on the Company's estimates.

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Slide 1.
Double Eagle Petroleum Co.      Nasdaq DBLE

Slide 2. Bar graph appears here based on data points indicated.

Total Assets
1995              1996              1997             1998              1999             2000
2,235,220         2,540,918         3,795,511        3,263,212         4,358,172        5,926,052

2001              2002*
7,671,938         9,947651
*Estimated for fiscal year ending August 31, 2002

Slide 3. Bar graph
Oil and Gas Sales
1995     1996     1997     1998     1999       2000
247,461  417,114  633,797  680,734  854,405    1,724,497

2001
2,567,713

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Slide 4.  Graph appears here  "Reserves" (BOE)
1994              1995              1996             1997              1998             1999
oil 104,612       95,383            188,580          180,526           90,911           152,169
gas 307,391       322,527           347,099          459,531           584,664          681,668

2000              2001
oil 168,100       189,432
gas 824,890       1,600,940

Slide 5.  Graph appears here "Production (Ave. BOEPD)"

         1994     1995     1996     1997    1998     1999     2000     2001     2002*
oil      30       26       48       47      29       59       55       51       55
gas      24       31       64       102     130      173      204      237      600
*Estimated as of April 1, 2002

Slide 6.  Bar Graph "Earnings"  ($)

         1st Q             2nd Q            3rd Q               4th Q
2000     0.00              0.00             0.015               0.017
2001     0.039             0.024            0.036              -0.046
2002    -0.035

Slide 7.  Pie Chart "Capital Expenditures  2001"

Producing Properties  $1,497
Leases  $39,471
Exploration  $186,723
Development  $2,520,011

Slide 8. "Prospect Areas" Map showing townships in Wyoming, Utah and Montana in which the Company has leasehold interests

Slide 9.  "Pinedale Anticline"
Mesa "A" Participating Area   :  1.5% Overriding Royalty Interest
Mesa "B" Participating Area   :  8.0 % Working Interest
Mesa "C" Participating Area   :  10.0% Carried Working Interest

Slide 10.  Mesa "B" Participating Area

11 Producers
3 Completing
3 Drilling
4 Locations

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Additional disclosure concerning Pinedale Anticline Estimated Economics

Well Costs:  $3,000,000 (Net $240,000)
Reserves:  6 Bcf  (Net 0.48 Bcf)
Payout :  12 Months

Development of the Mesa "B" participating area more than doubled the Company's proved developed producing reserves since September 1, 2001.

Slide 11.  Prospect Areas

Slide 12.  Cow Creek
7 Producers
8 Locations
100 Potential Locations

Slide 13.  "Similar CBM Play"
Average Well: First 33 Wells at Drunkard's Wash Unit (Mcfd & Bwpd versus time) [Double Eagle owns no interests in this play. It is being used only as an example.]

Additional disclosure concerning Cow Creek Estimated Economics
Project Costs (12 wells) $2,500,000
Reserves 3.125
Bcf Payout 12 Months
Potential for 100 net additional wells (25 Bcf)

Slide 14. Prospect Areas Map showing townships in Wyoming, Utah and Montana in which the Company has leasehold interests

Slide 15.  Christmas Meadows Prospect Map (Utah)

Slide 16.  Total Number Wells

         1999              2000             2001              2002 (Estimated)
Gross    5                 9                30                74
Net      0.51              0.65             1.50              22.00

Summary
Natural Gas in the Rocky Mountains
Strong Growth
Projects to continue Growth
Low Overhead
Low Debt
Strong Management Ownership

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